Exhibit 10.17

REDACTED

FOURTH

AMENDED AND RESTATED

EQUIPMENT MANAGEMENT SERVICES AGREEMENT

TEXTAINER EQUIPMENT MANAGEMENT LIMITED

AND

LEASED ASSETS POOL COMPANY LIMITED

as of 1 June 2002

REDACTED

(i)

REDACTED

9.	TERMINATION		11

	9.1	Termination for Breach	11

	9.2	Breach While Loan Outstanding	11

	9.3	Rights Upon Termination	14

10.	RETURN OF EQUIPMENT		14

11.	ASSIGNMENT; SUB-CONTRACTING AND AGENTS		14

12.	FORCE MAJEURE		14

13.	INTEREST/CURRENCY		15

	13.1	All sums payable ‘hereunder shall be paid in US Dollars	15

14.	GENERAL.		15

	14.1	Notices	15

	14.2	Attorney Fees	16

	14.3	Further Assurances	16

	14.4	Severability	16

	14.5	No Partnership	16

	14.6	Waiver	17

	14.7	Headings	17

	14.8	Entire Agreement	17

	14.9	Amendments	17

	14.10	Counterparts	17

	14.11	Signatures	17

	14.12	Governing Law	17

	14.13	Jurisdiction	17

	14.14	Service of Process	17

Schedule 1: CEU Value By Container Type

Schedule 2: Specified Groups

Schedule 3: Standby Containers

Schedule 4: Standby Container Managers/Lessees

Schedule 5: Equipment Acquisition Policy

Index of Definitions

(ii)

REDACTED

FOURTH

AMENDED AND RESTATED

EQUIPMENT MANAGEMENT SERVICES AGREEMENT

THIS FOURTH AMENDED AND RESTATED EQUIPMENT MANAGEMENT SERVICES AGREEMENT (the “Agreement”) is made as of 1 June 2002 between LEASED ASSETS POOL COMPANY LIMITED, a Bermuda company whose registered office is at Century House, 16 Par-la-Ville Road, Hamilton HM HX, Bermuda (“LAPCO”) and TEXTAINER EQUIPMENT MANAGEMENT LIMITED, a Bermuda company whose registered office is at Century House, 16 Par-la-Ville Road, Hamilton, HM HX, Bermuda (“Manager”).

RECITALS

A. LAPCO and Manager are parties to that certain Equipment Management Services Agreement dated 31 October 2001 (“Original Agreement”).

B. LAPCO now owns all of the Containers (as defined below) (a) formerly owned by TAC Limited, a Bermuda company, and managed by Manager pursuant to the Amended and Restated Equipment Management Services Agreement, dated 1 August 1997 (“TAC Agreement”), and (b) formerly owned by Capital Asset Leasing Company Limited, a Bermuda company, and managed by Manager pursuant to the Amended and Restated Equipment Management Services Agreement, dated 1 August 1997 (“CALCO Agreement”).

C. LAPCO and Manager desire to terminate the TAC Agreement and the CALCO Agreement, to include all of the Containers subject to such agreements in the Original Agreement, and to amend and restate the Original Agreement in its entirety as set forth herein.

AGREEMENT

IT IS HEREBY AGREED as follows:

1.	DEFINITIONS

An Index of Definitions is attached to the end of this Agreement for the convenience of the parties. Capitalized terms used in this Agreement and not defined in their context shall have the meanings set forth in this Section 1.

“Acquisition Fee” means, with respect to any Container acquired pursuant to Clause 4.4, an amount equal to **** of the manufacturer’s or vendor’s invoice price of such Container, plus the cost of: (i) positioning such Container (by means of ocean freight, trucking or rail) from its purchase location to any location where such Container is first put on Lease, (ii) certification, (iii) painting, repairs and decaling, if such Container is purchased used, and (iv) all other costs or expenses associated with taking title to and placing such Container into service, excluding storage costs, foregone rental income (free days granted), DPP costs incurred, credits for pick-up or drop-off, and the cost of factory inspection, if any, conducted by Manager on a new Container.

****	Confidential Treatment Requested.

REDACTED

“Affiliate” means, when used with reference to a specified Person (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person; (ii) any Person that is an executive officer of, partner in, or serves in a similar capacity to, the specified Person or of which the specified Person is an executive officer or partner or with respect to which the specified Person serves in a similar capacity; or (iii) any Person or entity owning or controlling ten percent (10%) or more of the outstanding voting securities of such other entity. For the purposes of this definition, “control,” when, used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement Termination Date” means the date this Agreement is terminated pursuant to the provisions of Clauses 2 and 9.1.

“Casualty Loss” means any of the following events with respect to any Container: (a) the actual total loss or compromised total loss of such Container, (b) the loss, theft or destruction of such Container, or (c) if such Container is subject to a Lease, such Container shall have been deemed under its Lease to have suffered a casualty loss as to the entire Container.

“Casualty Proceeds” means, for any accounting period, all proceeds due to Manager from insurance or other sources, including proceeds from the insurance specified in Clauses 8.1 and 8.2, as a result of a Casualty Loss with respect to a LAPCO Container.

“CEU” means a fixed unit of measurement which expresses the ratio of the cost of a Container to the cost of a twenty-foot Container. The CEU for each type of Container is shown on Schedule 1 to this Agreement.

“CEU Value” means the sum, for all Containers in question, of the CEUs for each Container (determined by multiplying the number of Containers by Container Type by the CEU for such Container Type as shown on Schedule 1 and adding the results).

“Container” means a marine cargo container.

“Container Type” means a Container’s type, as set forth in Schedule l to this Agreement.

“Disposition Fees” means **** of the Sales Proceeds (exclusive of any repair allowances) from the sale of any LAPCO Container in the immediately preceding month (except for any sale (i) to Manager or any Affiliate of Manager, (ii) pursuant to the exercise of a purchase option contained in a Lease, or (iii) that is due to a Casualty Loss).

“Finance Lease” means any Lease for a Container whose lease agreement provides the Lessee the right or option to purchase the container at the expiration of the Lease and satisfies the criteria for classification as a capital lease pursuant to U.S. GAAP, including Statement of Financial Accounting Standards No. 13, as amended.

****	Confidential Treatment Requested.

REDACTED

“Finance Lease Proceeds” means, for any period of determination, all amounts due to Manager, including without limitation balloon payments, in connection with the ownership, use and/or operation of Containers subject to a Finance Lease, including, but not limited to, rental, handling, Location Revenue and other rental-related charges arising from the leasing of such Containers, but excluding Miscellaneous Owner Proceeds and Casualty Proceeds.

“Fleet” means, at any time, the fleet of Containers managed by Manager.

“Gross Revenue” means all income (without reduction for expenses or costs), calculated on an accrual basis in accordance with U.S. GAAP, earned in connection with the ownership, use and/or operation of Containers, including, but not limited to, rental, handling, Location Revenue, damage protection and other rental-related charges arising from the leasing of such Containers, but excluding Finance Lease Proceeds, Miscellaneous Owner Proceeds, Casualty Proceeds, Indemnification Proceeds and Sales Proceeds.

“Indemnification Proceeds” means, for any accounting period, all proceeds due to Manager from Lessees pursuant to the Leases, insurance or other sources, including proceeds from the insurance specified in Clauses 8.1 and 8.2, for indemnification of liability and loss with respect to the LAPCO Containers, excluding Casualty Proceeds, Sales Proceeds and Miscellaneous Owner Proceeds.

“LAPCO Container” means all of the Containers which are owned by LAPCO and subject to management by Manager under this Agreement.

“Lease” means a lease for one or more Containers entered into with a Lessee.

“Lessee” means any entity to whom Manager leases one or more Containers.

“Location Revenue” means the net amount (which can be a positive or negative number) of charges and credits to lessees related to delivery and return of Containers in geographic locations.

“Long-Term Lease Fleet” means, as of any date of determination, all LAPCO Containers that are then (a) subject to a Lease, other than a Finance Lease, having an initial term of twenty-four (24) months or more or (b) off-lease if their Leases in effect immediately before they went off-lease were Leases of the type described in clause (a) of this definition.

“Master Lease Fleet” means, as of any date of determination, all LAPCO Containers that are then (a) subject to a Lease other than a Finance Lease or a Lease having an initial term of twenty-four (24) months or less or (b) off-lease if their Leases in effect immediately before they went off lease were Leases of the type described in clause (a) of this definition.

“Miscellaneous Owner Proceeds” means amounts due to Manager (i) from the manufacturers or sellers of LAPCO Containers for breach of sale warranties relating thereto, and (ii) in payment or settlement of any claims, losses, disputes or proceedings relating to such Containers, including proceeds from the insurance specified in Clauses 8.1 and 8.2 for damage to such Containers; provided, however, Miscellaneous Owner Proceeds shall not include Sales Proceeds, Casualty Proceeds, and Indemnification Proceeds.

****	Confidential Treatment Requested.

REDACTED

“NOI” means, for any accounting period, Gross Revenue for such period minus Operating Expenses for such period.

“Operating Expenses” means all expenses and costs, calculated on an accrual basis in accordance with U.S. GAAP, incurred in connection with the ownership, use and/or operation of Containers, including, but not limited to: (i) agency costs and expenses; (ii) depot fees, handling, and storage costs and expenses; (iii) maintenance and repairs; (iv) repositioning; (v) inspecting; marking and remarking such Containers, except for factory inspection costs associated with the acquisition of new Containers pursuant to Clause 4.4; (vi) bankruptcy recovery; (vii) bad debts; (viii) audit fees (shared on a CEU basis by Containers in the Fleet); (ix) legal fees incurred in connection with enforcing rights under a Lease of such Containers or repossessing such Containers; (x) insurance (including, without limitation, insurance obtained by Manager pursuant to the provisions of Clauses 4.1(h) and 8.2); (xi) taxes, levies, duties, charges, assessments, fees, penalties, deductions or withholdings assessed, charged or imposed upon or against such containers; (xii) expenses, liabilities, claims and costs (including, without limitation, reasonable attorneys fees) incurred by Manager or made against Manager by any third party arising directly or indirectly (whether wholly or in part) out of the state, condition, operation, use, storage, possession, repair, maintenance or transportation of such containers; (xiii) expenses and costs (including legal fees) of pursuing claims against manufacturers or sellers of such containers; and (xiv) non-recoverable sales and value-added taxes on such expenses and costs.

“Owner Bank Account” means a bank account identified by LAPCO to Manager as the account to which all Owner Proceeds are to be deposited, which shall (subject to subsequent notice) be account number ****, in the name of the Owner.

“Person” means an individual, partnership, joint venture, corporation, limited liability company, company, trust, estate, or other entity.

“Sales Proceeds” means the gross proceeds due to Manager from the sale or other disposition of LAPCO Containers, less commissions, administrative fees, handling charges or other amounts paid or to be paid to third parties in connection with the sale or other disposition of such Containers, as determined in the sole discretion of Manager.

“Specified Group” means each a specific group of Containers identified on Schedule 2 to this Agreement.

“Standby Management Fee” means a fee calculated on a per-CEU per-day basis for the Standby Containers (as defined in Clause 4.2), in an amount equal to **** of the cost to Manager, per-CEU per-day, for the contingency insurance which Manager may maintain under Clause 8.2 hereto), for all Containers managed by Manager. Such Standby Management Fee shall be reset as of each renewal or rate adjustment date for such contingent insurance.

“Terminated Container” means a LAPCO Container which: (i) is off-hire and in a depot on the Agreement Termination Date, or (ii) is subject to a Finance Lease on the Agreement Termination Date, or (iii) after the Agreement Termination Date is (a) off-hired and returned to a depot, or (b) declared lost or unrecoverable by a Lessee or Manager.

****	Confidential Treatment Requested.

REDACTED

“U.S. GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other Person as may be approved by the significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“US$ or US Dollars” means the lawful currency of the United States of America.

2.	TERMINATION OF PRIOR AGREEMENTS; TERM.

Effective as of the day and year first herein written, this Agreement supercedes and terminates the TAC Agreement and the CALCO Agreement, and amends and restates the Original Agreement in its entirety as set forth herein.

Subject to the provisions of Clauses 9 and 10, this Agreement shall continue in force with respect to a LAPCO Container until the earlier of the destruction or loss of such Container, or the sale or other disposition of such Container by Manager pursuant to the terms of this Agreement.

3.	APPOINTMENT.

Upon the terms and conditions hereinafter provided, LAPCO hereby engages Manager, and Manager hereby undertakes to provide to LAPCO, management services in respect of the LAPCO Containers, as agent for and on behalf of LAPCO. LAPCO Containers shall remain subject to the provisions of this Agreement and Manager shall be entitled to retain possession and control of such Containers until such Containers become Terminated Containers.

LAPCO confers on Manager all such authorities and grants all such consents as may be necessary for Manager’s performance of its duties under this Agreement, and will, at the request of Manager, confirm any such authorities and consents to any third parties, execute such other documents and do such other things as Manager may reasonably request for the purpose of giving full effect to this Agreement and enabling Manager to carry out its duties hereunder.

4.	DUTIES OF MANAGER.

4.1 Management Services. Manager shall, in the name of Manager but as agent for and on behalf of LAPCO, manage and administer the LAPCO Containers, arrange the leasing and enter into Leases of the LAPCO Containers, and administer such Leases. Without prejudice to the generality of the foregoing Manager shall:

(a) decide the identity of each Lessee, the period of the Lease, the rental or other sums payable thereunder, and the form and content of the Lease, and seek Lessees and enter into Leases as lessor in the name of Manager;

(b) perform on behalf of LAPCO the obligations of the lessor under the Leases;

****	Confidential Treatment Requested.

REDACTED

(c) exercise all rights of the lessor under the Leases, including, without limitation, the invoicing and collection of rental and other payments due from Lessees;

(d) take any actions Manager deems necessary to ensure compliance by Lessees with the terms of their Leases;

(e) log interchanges of LAPCO Containers including the return and issue of such Containers from depots;

(f) inspect, repair, maintain, service and store LAPCO Containers to the extent Manager deems necessary for the purposes of this Agreement or to comply with the Leases and in accordance with Manager’s maintenance and repair standards for other Containers managed by Manager;

(g) sell LAPCO Containers, outright or through a lease/purchase arrangement, in accordance with Manager’s sell/repair decision-making procedures that are from time to time in effect; and

(h) obtain insurance in respect of any matters which Manager considers necessary or prudent, including, without limitation, public liability insurance.

In the performance of its obligations under this Agreement, Manager shall maintain separate accounting records and prepare reports for each Specified Group.

4.2 Recovery Services. As of the date of this Agreement, LAPCO owns certain Containers which are listed on Schedule 3 to this Agreement and subject to a Finance Lease or management agreement between LAPCO and one of the Persons listed on Schedule 4 to this Agreement (“Standby Containers”). LAPCO may give written notice to Manager instructing Manager to recover any one or more Standby Containers, which notice shall include the termination date of any lease or sub-lease agreement then applicable to such Container and all information regarding the location, condition and status thereof which LAPCO may reasonably obtain (“Activation Notice”). A Standby Container with respect to which an Activation Notice has been received by Manager is an “Activated Container.” Upon receipt of an Activation Notice, Manager shall recover physical control of the Activated Containers upon termination of their then applicable lease or sub-lease agreements, and place such Activated Containers in a condition to be managed and leased under this Agreement, including, without limitation, repair in accordance with applicable container leasing industry standards, repositioning, inspection and marking and remarking. Activated Containers shall be deemed to be LAPCO Containers and shall be managed in accordance with this Agreement other than this Section 4.2.

4.3 Standards; Discretion. In performing its duties pursuant to this Agreement and providing the services described herein, Manager shall operate the LAPCO Containers in accordance with reasonable business practice and without preference to ownership thereof, and no preference will be afforded to or against the LAPCO Containers. Subject to the foregoing, Manager shall have absolute discretion as to the manner of performance of its duties and the exercise of its rights under this Agreement.

****	Confidential Treatment Requested.

REDACTED

4.4 Acquisitions

(a) Required Acquisitions. Subject to the provisions of this Clause 4.4, LAPCO shall have the right to require Manager to arrange for the purchase of Containers having a CEU Value not to exceed in any calendar year the greater of (a) the CEU Value of the LAPCO Containers which have been disposed of the immediately preceding calendar year and (b) Containers having a CEU Value equal to fifteen percent (15%) of the CEU Value of all of the Containers that Manager adds to the Fleet in such calendar year.

(b) Manager’s Rights With Respect to Purchase. LAPCO shall not purchase Containers through any Person other than Manager unless LAPCO has funds available for investment in Containers and Manager is unable to apply such funds to the purchase of Containers on LAPCO’s behalf.

(c) Procedures.

(i) Within forty five (45) days after the end of each calendar year, Manager shall notify LAPCO of the CEU Value of LAPCO Containers disposed of during such calendar year.

(ii) Within fifteen (15) days after the beginning of each calendar quarter, LAPCO shall notify Manager of the total amount of funds LAPCO has available for investment in Containers in such quarter (“Available Funds”).

(iii) Manager’s Equipment Investment Committee meets monthly to order Containers based on market and other factors and on the amount of Available Funds and funds available from other Container owners. When the Equipment Investment Committee has placed orders for Containers, Manager will inform LAPCO by electronic mail of the number and cost of Containers allocated to LAPCO. Within five (5) days thereafter, LAPCO shall confirm in writing or by electronic mail the number and cost of Containers LAPCO wishes to purchase from such allocation (a “Confirmation”); the Confirmation shall obligate LAPCO to complete the purchase of the Containers referred to in the Confirmation.

(iv) Manager’s receipt of a Confirmation is hereby agreed to constitute LAPCO’s authorization of Manager to act as LAPCO’s agent for the purchase of the Containers referred to in the Confirmation.

(d) Conditions Applicable to Acquisitions. LAPCO’s purchase of Containers under this Clause 4.4 is subject to the following conditions:

(i) LAPCO shall not be entitled to purchase any Containers under Clause 4.4(a) other than Containers which the Equipment Investment Committee has decided to purchase under Clause (c)(iii);

(ii) Manager shall not be required to allocate Containers to LAPCO in violation of any of Manager’s contractual obligations or in violation of equipment acquisition policy described in the last full paragraph of page 19 of the Prospectus for Textainer Equipment

****	Confidential Treatment Requested.

REDACTED

Income Fund VI, L. P. dated May 10, 1996 for any such Containers purchased (a copy of which paragraph is attached hereto as Schedule 5);

(iii) Unless agreed otherwise by Manager, LAPCO shall have timely delivered a Confirmation to Manager;

(iv) Unless agreed otherwise by Manager, LAPCO shall not, at the time of the delivery of the Confirmation, be in default of its obligations hereunder;

(v) All purchases of Containers shall be subject to Manager’s approval of Container Type, location of manufacture or delivery and pricing; and

(vi) All Containers purchased under this Clause 4.4 shall, upon purchase, become LAPCO Containers.

5.	PAYMENTS

5.1 Introduction. The Manager will deposit all revenues from management of the Fleet other than Indemnification Proceeds into a trust account maintained by Manager, in Manager’s name as trustee. At the end of each week of the calendar month, the Manager will distribute Pre-Adjustment Owner Proceeds to LAPCO, net of expenses to be reimbursed to Manager; in the last week of the calendar month the Manager will deduct the Estimated Manager Fee for such calendar month from the payment to LAPCO. When the Manager closes its books for a calendar month, it will make a final determination of the Owner Proceeds and the actual Manager Fee and, depending on the outcome, Manager will either make a payment to LAPCO or deduct an amount from future payments to be made to LAPCO for the Owner Proceeds and the Manager Fee.

5.2 Manager Fee. In consideration of Manager’s services to LAPCO hereunder, LAPCO shall pay to Manager a monthly fee (“Manager Fee”) equal to the sum of:

(a) ****; plus

(b) ****; plus

(c) ****; plus

(d) ****; plus

(e) ****; plus

(f) ****; plus

(g) **** for each Standby Container for which Manager has received an Activation Notice, if (a) Manager recovers physical control of such Container, or (b) LAPCO receives the replacement cost thereof in lieu of Manager recovering physical control of such Container; plus

****	Confidential Treatment Requested.

REDACTED

(h) An adjustment to the amounts in Clauses 5.2 (c) and 5.2 (d) above based on any Finance Lease Proceeds or Sales Proceeds determined by Manager to be uncollectible during such month (“Bad Debt Adjustment”); plus

(i) A reimbursement for any Bad Debt Adjustment previously made, to the extent that any Finance Lease Proceeds or Sales Proceeds on which such Bad Debt Adjustment was based were collected during such month.

5.3 Determination, of Pre-Adjustment Owner Proceeds and Estimated Manager Fee.

At the end of each week, based on its records of cash receipts and disbursements, Manager will calculate the Owner Proceeds subject to adjustment when Manager closes its books for the month in which such week occurs (“Pre-Adjustment Owner Proceeds”) which shall equal

(a) the sum of Gross Revenue for the LAPCO Containers to the extent collected by Manager during such week; plus

(b) the sum of (i) Sales Proceeds, (ii) Casualty Proceeds, and (iii) Miscellaneous Owner Proceeds, in each case to the extent collected by Manager during such week; minus

(c) Operating Expenses for the LAPCO Containers paid by Manager during such week.

The “Estimated Manager Fee” for each calendar month shall be an amount equal to the Manager Fee for the immediately preceding calendar month.

Subject to Clause 5.7, Manager shall, no later than seven (7) days after the last day of each week, distribute cash from its trust account and deposit into the Owner Bank Account equal to the Pre-Adjustment Owner Proceeds for such week, less, in the case of the distribution made for the last week of the calendar month, the Estimated Manager Fee.

5.4 Reconciliation and Adjustment. After the close of Manager’s accounting records for each calendar month, Manager shall determine the Manager Fee for such month in accordance with Clause 5.2 and shall make a final determination of the Owner Proceeds. If (a) the Pre-Adjustment Owner Proceeds less the Estimated Manager Fee distributed for such calendar month pursuant to Clause 5.3 exceed (b) the Owner Proceeds less the Manager Fee as such amounts are finally determined for such month, then Manager shall remit the difference to the Owner Bank Account. If (a) the Pre-Adjustment Owner Proceeds less the Estimated Manager Fee distributed for such calendar month pursuant to Clause 5.3 is less than (b) the Owner Proceeds less the Manager Fee as such amounts are finally determined for such month, then Manager shall deduct such amount from the next payments to be made to LAPCO under Clause 5.3 hereof. Payments to be made under this Clause 5.4 shall be made by Manager within ten (10) days after the close of Manager’s accounting records for each calendar month.

5.5 Reimbursements of Expenses to Manager. LAPCO shall be responsible for the payment of, and shall reimburse Manager for all (i) expenses, liabilities, claims and costs

****	Confidential Treatment Requested.

REDACTED

(including, without limitation, reasonable attorneys fees) incurred by or asserted against Manager as a result of LAPCO’s failure to comply with or perform its obligations under this Agreement; and (ii) expenses and costs incurred by Manager in the performance of services to recover and condition Activated Containers under Clause 4.2 hereof. Manager may deduct such amounts from the weekly distribution of Pre-Adjustment Owner Proceeds.

5.6 Indemnification Proceeds. When Manager receives Indemnification Proceeds, Manager shall retain for its own account Indemnification Proceeds to the extent Manager has not been reimbursed for the costs incurred by Manager and to which such Indemnification Proceeds apply, and shall, within seven (7) days after receipt, deposit the balance of such Indemnification Proceeds into the Owner Bank Account.

5.7 Manager’s Right of Offset. Manager may, at its option, offset and deduct from amounts received or held by Manager for the credit of LAPCO any amount due from LAPCO to Manager under this Agreement.

6.	REPORTS.

6.1 Monthly Reports. Manager shall, no later than sixty (60) days after the end of each calendar month during the term of this Agreement, deliver to LAPCO financial reports with respect to performance of the LAPCO Containers, broken down by Specified Group, similar in form and content to reports provided by Manager to other owners of equipment managed by Manager.

6.2 LAPCO Container Financial Reports. Manager shall, no later than the 30th of April of each year during the term of this Agreement, deliver to LAPCO a financial report with respect to the LAPCO Containers, broken down by Specified Group, for the year ended on the preceding 31st of December, and, if requested by LAPCO, arrange for its auditors, at the expense of LAPCO, to certify to LAPCO that such report is in accordance with: (i) the books and records of Manager relating to the LAPCO Containers, and (ii) generally accepted accounting principles consistently applied.

6.3 Manager’s Financial Statements. Manager shall, as soon as practicable and in any event within one hundred twenty (120) days after the end of each fiscal year of Manager during the term of this Agreement, deliver to LAPCO a copy of the annual audited financial statements of Manager prepared on a basis in conformity with generally accepted accounting principles consistently applied and certified by an independent certified public accountant of recognized national standing.

7.	WARRANTY AND LIABILITY.

MANAGER WARRANTS THAT IT WILL CARRY OUT ITS SERVICES WITH REASONABLE CARE AND SKILL. THIS EXPRESS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED. UNDER NO CIRCUMSTANCES SHALL MANAGER HAVE ANY LIABILITY TO LAPCO FOR ANY SPECIAL INDIRECT OR CONSEQUENTIAL DAMAGES.

8.	INSURANCE.

****	Confidential Treatment Requested.

REDACTED

8.1 Lessee/Depot Insurance. Manager shall require that all Lessees and container depots insure (via third-party insurance, or self insurance when acceptable to Manager) the LAPCO Containers against all normally insurable risks (including liability, loss, damage and recovery cost) while any LAPCO Containers are under the control of such person.

8.2 Contingency Insurance. Manager may, in its discretion, obtain and maintain in force contingency insurance against all or any portion of the risks described in Clause 8.1, which may provide coverage when: (i) recoveries are not effected under any policies in force pursuant to Clause 8.1, and/or (ii) any LAPCO Container is not returned to Manager by a Lessee (including coverage of the costs of recovering such Container), or (iii) a Lessee or container depot fails to obtain insurance as provided under Clause 8.1.

8.3 General Insurance Provisions. LAPCO hereby irrevocably appoints Manager as the agent of LAPCO for the purpose of receiving all monies payable under such policy or policies of insurance as described in Clauses 8.1 and 8.2, whether effected by Manager, depots or Lessees, and Manager may give a good discharge therefor to the insurance company for all such monies. Manager shall have no liability for any loss, damage, recovery cost or other cost or expense whatsoever with respect to a lost or destroyed Container, whether or not covered by insurance. LAPCO hereby acknowledges and agrees that Manager will not obtain any insurance with respect to Standby Containers until such time, if ever, such Containers become Activated Containers subject to the provisions of this Agreement.

9.	TERMINATION.

9.1 Termination for Breach. Either party may terminate this Agreement by written notice to the other in the event: (i) the other commits a material breach of this Agreement, and (ii) such breach has not been remedied within thirty (30) days after written notice thereof. Without prejudice to the generality of the foregoing, the failure to make, when due, any payment required to be made under this Agreement shall be deemed a material breach.

9.2 Breach While Loan Outstanding. In addition, for so long as any amounts remain outstanding under that certain Fifth Amended and Restated Revolving Credit and Term Loan Agreement, dated as of 1 June 2002, among LAPCO and Wachovia Bank, National Association, Fortis Bank (Nederland) N.V., Variable Funding Capital Corporation and First Union Securities, Inc. (as such Agreement may be amended or novated from time to time), the Manager shall be deemed to be in material breach of this agreement if:

(a) the Manager fails to pay any amounts due under, or suffers to exist an event of default with respect to the terms of Indebtedness which singularly or in the aggregate exceeds **** and the effect of such failure or event of default is to cause such Indebtedness to be declared due and payable prior to the date on which it would otherwise have been due and payable;

(b) the Manager has Funded Debt in excess of ****;

(c) the annual after-tax profit (as determined under U.S. GAAP) of the Manager calculated on a rolling four quarter basis is less than ****;

****	Confidential Treatment Requested.

REDACTED

(d) the Tangible Net Worth of the Manager, as reflected in the most recently available audited annual financial statements of the Manager, is less than ****;

(e) the Leverage Ratio of Textainer Group Holdings Limited exceeds **** as of the end of any fiscal year.

For the purposes of this clause:

“Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control,” when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Contingent Obligations” means for any person as of any date of determination, (a) any Guaranty Obligation of that person and (b) any direct or indirect obligation or liability of that person, contingent or otherwise, (i) in respect of any letter of credit or similar instrument issued for the account of that person or as to which that person is otherwise liable for reimbursement of drawings, (ii) with respect to the Indebtedness of any partnership or joint venture of which such person is a partner or a joint venturer, excluding any such partnership or joint venture indebtedness which is specifically non-recourse as to the person, (iii) to purchase any materials, supplies or other property from, or to obtain the services of, another person if the relevant contract or other related document or obligation requires that payment of such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (iv) in respect of any interest rate protection contract that is not entered into in a bona fide hedging operation that provides offsetting benefits to such person. The amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of “Guaranty Obligation”) be deemed equal to the maximum reasonably anticipated liability in respect thereof, and shall, with respect to clause (b)(iv) of this definition, be marked to market on a current basis.

“Funded Debt” means, in respect of any person, as of any date of determination, the total amount of all such person’s interest-bearing obligations (determined in accordance with U.S. GAAP and including all issued and undrawn letters of credit) which obligations shall include without limitation (1) the principal amount of all indebtedness, (2) all Contingent Obligations, (3) all capital lease obligations, (4) all obligations for the deferred purchase price of equipment, and (5) the present value of all operating lease payments for leases to such person of equipment (such present value shall be calculated using a discount rate equal to Libor plus ****, but shall exclude intracompany obligations between such person and any of its Affiliates.

“Guaranty Obligation” means for any person as of any date of determination, any direct or indirect liability of that person with respect to any Indebtedness, lease for capital equipment, dividend, letter of credit (“primary obligations”) of another person (the “primary obligor”) including any obligation of that person, whether or not contingent (a) to purchase, repurchase or otherwise acquire such primary obligations of any property constituting direct or indirect security

****	Confidential Treatment Requested.

REDACTED

therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor or (c) to purchase property, security or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

“Indebtedness” means for any person as of the date of determination, without duplication, any obligation of such person for borrowed money, including, without limitation, (i) any obligation incurred through the issuance and sale of bonds, debentures, notes or other similar debt instruments and (ii) any obligation for borrowed money which is non-recourse to the credit of such person but which is secured by any asset of such person.

“Leverage Ratio” means as of any date of determination, for Textainer Group Holdings Limited on a consolidated basis, the ratio of (a) the Funded Debt to (b) the Tangible Net Worth. For purposes of computing the Leverage Ratio for Textainer Group Holdings Limited on a consolidated basis, which includes Textainer Marine Containers Limited, the portion of consolidated Funded Debt allocable to MeesPierson Transport & Logistics Holding B.V. shall be removed from this calculation.

“Libor” means, for any period, the rate per annum, determined by LAPCO, which is the arithmetic mean (rounded to the nearest 1/100 of 1%) of the offered rates for dollar deposits having a maturity of one month commencing on the first day of such period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (defined below) at approximately 11:00 a.m., London time two Business Days prior to the first day of such period (such day, the “LIBOR Determination Date”); provided, however, that if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, “Libor” shall mean the rate per annum equal to the average rate at which the principal London offices of Bank of America, N.A., Citibank N.A. and J.P. Morgan are offered dollar deposits at or about 10:00 a.m., New York City time, on the LIBOR Determination Date in the London eurodollar interbank market for delivery on the first day of such period for one month and in a principal amount equal to an amount of not less than $1,000,000. As used herein, “Telerate British Bankers Assoc. Interest Settlement Rates Page” means the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which dollar deposits are offered by leading banks in the London interbank deposit market), as reported by Bloomberg Financial Markets Commodities News.

“Tangible Net Worth” means as of any date of determination, the excess of:

(i) the tangible assets calculated in accordance with U.S. GAAP, as reduced by adequate reserves in each case where reserves are proper, over

****	Confidential Treatment Requested.

REDACTED

(ii) all Indebtedness;

provided, however, that (X) in no event shall there be included in the above calculation any intangible assets such as patents, trademarks, trade names, copyrights, licenses, goodwill, organizational costs, amounts relating to covenants not to compete, or any securities unless the same are marketable in the United States of America or entitled to be used as a credit against federal income tax liabilities, and (Y) securities included as such intangible assets shall be taken into account at their current market price or cost, whichever is lower. Tangible Net Worth will be determined without taking account of FASB Statement 133.

9.3 Rights Upon Termination. Notwithstanding the foregoing, this Agreement shall continue in full force and effect with respect to each LAPCO Container and Manager shall continue to manage such LAPCO Container pursuant to the terms and conditions of this Agreement, until the date such LAPCO Container becomes a Terminated Container. Termination of this Agreement shall be without prejudice to the rights and obligations of the parties which have accrued prior to such termination.

10.	RETURN OF EQUIPMENT.

LAPCO shall have no right to recover possession or control of any LAPCO Container prior to the date such LAPCO Container becomes a Terminated Container. Promptly after a Container becomes a Terminated Container, if such Terminated Container is not lost or unrecoverable, Manager shall:

(a) with respect to a Terminated Container which is not subject to a Finance Lease, (i) deliver to LAPCO a report of the location of such Terminated Container, and (ii) procure the return of such Terminated Container to LAPCO; and

(b) with respect to a Terminated Container which is subject to a Finance Lease, assign such Finance Lease to LAPCO.

In no event shall Manager be obligated to act in any manner inconsistent with the rights of Lessees with respect to the LAPCO Containers.

11.	ASSIGNMENT; SUB-CONTRACTING AND AGENTS.

Manager shall be entitled to appoint subcontractors or agents to carry out all or any portion of its duties hereunder; provided, however, that without the prior written consent of LAPCO, Manager shall not subcontract all or a substantial portion of its management duties to any Person which is not an Affiliate of Manager. Subject to the foregoing, neither party may assign its rights under this Agreement or delegate its obligations hereunder without the written consent of the other party, such consent not to be unreasonably withheld. Subject to this Clause 11, this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, LAPCO and Manager, and their respective successors and assigns.

12.	FORCE MAJEURE.

****	Confidential Treatment Requested.

REDACTED

Neither party shall be deemed to be in breach of its obligations hereunder nor shall it be liable to the other for any loss or damage which may be suffered as a direct or indirect result of the performance of any of their respective obligations being prevented, hindered or delayed by reason of any act of God, war, riot, civil commotion, strike, lock-out, trade dispute or labor disturbance, accident, breakdown of plant or machinery, explosion, fire, flood, difficulty in obtaining workmen, materials or transport, government action, epidemic, difficulty or impossibility in obtaining access to any LAPCO Container, or other circumstances whatsoever outside the control of such party affecting the performance of such party’s duties hereunder.

13.	INTEREST/CURRENCY.

13.1 All sums payable hereunder shall be paid in US Dollars. Each party shall (without prejudice to any other remedy available to such party and whether before or after judgment) be entitled to charge interest at a fluctuating rate per annum equal to two per cent (2%) above the prime rate from time to time being in force at Wells Fargo Bank, San Francisco, California U.S.A. on any amount due hereunder which is not paid on or before the due date thereof.

14.	GENERAL.

14.1 Notices. All notices, consents, approvals, requests, demands or other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered (including by courier), telecopied (with confirmed receipt) or five (5) days after deposit into the mail, registered or certified mail, return receipt requested, postage prepaid, to the following address (or to such other address as a party hereto shall have last designated by notice to other):

To Manager:	Textainer Equipment Management Limited
c/o Century House
16 Par-la-Ville Road
Hamilton HM HX, Bermuda
Telephone: (441) 292-2487
Telefax: (441) 295-4164
Attention: Chief Financial Officer

with a copy to.

Textainer Equipment Management (U.S.) Limited
650 California Street, 16th floor
San Francisco, CA 94108
U.S.A.
Telephone: (415) 434-0551
Telefax: (415) 434-0599
Attention: Chief Financial Officer

To LAPCO:	Leased Assets Pool Company Limited
c/o Century House
16 Par-la-Ville Road

****	Confidential Treatment Requested.

REDACTED

Hamilton HM HX, Bermuda
Telephone: (441) 292-2487
Telefax: (441) 295-4164
Attention: Dudley Cottingham

with a copy to:

Leased Assets Pool Company Limited
PO Box 618, Hirzel Court
St Peter Port, Guernsey GYI 4PG
U.K.
Attention: Robert du Feu
Telephone: 44 1481 714 340
Telefax: 44 1481 714 43 1

and to:

Container Investment Services, Limited
C.I. Tower, 9th Floor
New Malden, KT3 4TE
U.K.
Attention: Hugh Cooksey
Telephone: 44 208 336 2888
Telefax: 44 208 949 5453

14.2 Attorney Fees. If any proceeding is brought for enforcement of this Agreement or because of an alleged dispute, breach, default, in connection with any provision of this Agreement, the prevailing party shall be entitled to recover, in addition to other relief to which it may be entitled, reasonable attorney fees and other costs incurred in connection therewith.

14.3 Further Assurances. LAPCO and Manager shall each perform such further acts and execute such further documents as may be necessary to implement the intent of, and consummate the transactions contemplated by, this Agreement.

14.4 Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

14.5 No Partnership. Nothing in the Agreement shall be deemed to constitute a partnership between the parties hereto.

****	Confidential Treatment Requested.

REDACTED

14.6 Waiver. Waiver of any term or condition contained in this Agreement by either party to this Agreement shall not be construed as a waiver of a subsequent breach or failure of the same term or condition or as a waiver of any other term or condition contained in this Agreement.

14.7 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

14.8 Entire Agreement. This Agreement embodies the entire agreement and understanding between LAPCO and Manager and supersedes all prior agreements and understandings relating to the subject matter hereof. The terms of this Agreement may not be contradicted by evidence of any prior or contemporaneous agreement. All schedules attached hereto or referred to herein are incorporated herein by this reference.

14.9 Amendments. This Agreement may not be modified, amended or terminated except by an instrument in writing signed by LAPCO and Manager, and any provision of this Agreement may be waived only in writing by the party to be charged with the waiver.

14.10 Counterparts. This Agreement may be signed in counterparts each of which shall constitute an original instrument, but all of which together shall constitute but one and the same instrument.

14.11 Signatures. Any signature required with respect to this Agreement may be provided via facsimile, provided that original of such signatures are supplied by each party to the other party promptly thereafter.

14.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, U.S.A.

14.13 Jurisdiction. The parties hereto hereby submit to the non-exclusive jurisdiction of the courts of the State of California, U.S.A., provided that such submission shall not preclude the taking of proceedings in any other forum.

14.14 Service of Process. The parties hereby irrevocably authorize and appoint the Persons specified below (or such other Persons resident in California, as it may by notice to the other party hereto substitute) to accept service of all legal process arising out of or connected with this Agreement and service on such Person (or such substitute) shall be deemed to be service on the party concerned:

Textainer Equipment Management Limited

c/o Textainer Equipment Management (US) Limited

650 California Street, 16th Floor

San Francisco CA 94108

Attention: Chief Financial Officer

Leased Assets Pool Company Limited

PO Box 618, Hirzel Court

St Peter Port, Guernsey GY1 4PG

****	Confidential Treatment Requested.

REDACTED

Attention: Robert du Feu

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TEXTAINER EQUIPMENT MANAGEMENT LIMITED		LEASED ASSETS POOL COMPANY LIMITED

By:	/s/ D.R. Cottingham	By:	/s/ Michael J. Harvey
Title:	Director	Title:	Director
Date:	May 30, 2002	Date:	May 30, 2002

****	Confidential Treatment Requested.

REDACTED

SCHEDULE 1

CEUs BY CONTAINER TYPE

CONTAINER TYPE	TYPE CODE	CEUs
20’ Bulker	2B	****
20’ Curtainside	2C	****
20’ Side Door	2D	****
20’ Fixed Flat	2F	****
20’ Tank	2K	****
20’ Folding Flat	2L	****
20’ Platform	2P	****
20’ Reefer	2R	****
20’ Standard Dry Cargo	2S	****
20’ Open Top	2T	****
20’ Container Chassis	2Z	****
40’ Fixed Flat	4F	****
40’ High Cube Dry Cargo	4H	****
40’ Folding Flat	4L	****
40’ Platform	4P	****
40’ Reefer	4R	****
40’ Standard Dry Cargo	4S	****
40’ Open Top	4T	****
40’ Container Chassis	4Z	****

SCHEDULE 1

****	Confidential Treatment Requested.

REDACTED

SCHEDULE 2

SPECIFIED GROUPS

CALCO

CALCO-B

TAC

LAPCO 1

LAPCO 2

LAPCO 3

LAPCO 4

PSH

PSAO

New Additions Pool

Such other groups of new Containers as may be agreed by LAPCO and Manager

SCHEDULE 2

****	Confidential Treatment Requested.

REDACTED

SCHEDULE 3

STANDBY CONTAINERS

SCHEDULE 3

****	Confidential Treatment Requested.

REDACTED

SCHEDULE 4

STANDBY CONTAINER MANAGERS/LESSEES

The following entities or the parent or any subsidiary of any of them:

Cronos Containers (Cayman) Limited

Transamerica Corporation

Bridgehead Container Services Ltd.

Catu Containers S. A.

Container Applications International Inc.

Almar Trading Corp.

Gold Container Corp.

Amphibious Container Leasing Ltd.

SCHEDULE 4

****	Confidential Treatment Requested.

REDACTED

SCHEDULE 5

EQUIPMENT ACQUISITION POLICY

TEXTAINER EQUIPMENT INCOME FUND VI, L.P.

The Partnership Agreement provides that if the Partnership and another program or owner of equipment are in a position to acquire the same equipment (including, without limitation, through the reinvestment of funds), the General Partners will consider, as to each, (i) the amount of cash available for equipment acquisitions, (ii) the effect of the acquisition on the diversification of its equipment portfolio, (iii) the date it commenced operations, (iv) its objectives, (v) the suitability of the acquisition in light of such objectives, and (vi) the length of time it has had funds available for investment or reinvestment. However, in allocating investment opportunities which come to the attention of the General Partners, the General Partners have a fiduciary duty to give preference to the interests of programs for which the General Partners are sponsors (to the extent that such programs have funds available for investment and after considering the factors listed in the previous sentence) over the interests of the General Partners.

SCHEDULE 5

****	Confidential Treatment Requested.

REDACTED

Index of Definitions

Term	Location in Agreement
Agreement	Preamble
LAPCO	Preamble
Manager	Preamble
Original Agreement	Recital A
TAC Agreement	Recital B
CALCO Agreement	Recital B
Acquisition Fee	1
Affiliate	1
Agreement Termination Date	1
Available Funds	4.4(c)(ii)
Casualty Loss	1
CEU	1
CEU Value	1
Container	1
Container Type	1
Disposition Fees	1
Finance Lease	1
Finance Lease Proceeds	1
Fleet	1
Gross Revenue	1
Indemnification Proceeds	1
Lease	1
Lessee	1
Location Revenue	1
Long-Term Lease Fleet	1
Master Lease Fleet	1
Miscellaneous Owner Proceeds	1
NOI	1
Operating Expenses	1
Owner Bank Account	1
Person	1
Sales Proceeds	1
Specified Group	1
Standby Management Fee	1
Terminated Container	1
U.S. GAAP	1
US$ or US Dollars	1
Standby Containers	4.2
Activation Notice	4.2
Activated Container	4.2
Manager Fee	5.2

****	Confidential Treatment Requested.

REDACTED

Bad Debt Adjustment	5.2
Pre-Adjustment Owner Proceeds	5.3
Estimated Manager Fee	5.3

Note: Definitions used only for purposes of Clause 9.2 are not listed above.

****	Confidential Treatment Requested.